FORM OF
SUBSCRIPTION AGREEMENT

Universal Travel Group
5th Floor, South Block, Building 11,
Shenzhen Software Park,
Zhongke 2nd Road,
Nanshan District, Shenzhen,
China, 518000

Gentlemen:

The undersigned on behalf of its clients (the “Investor”) hereby confirms its agreement with you as follows:

1.           This Subscription Agreement, including the Terms and Conditions For Purchase of Shares attached hereto as Annex I and the delivery instructions attached hereto as Annex II, (collectively, this “Agreement”), is made as of the date set forth below between Universal Travel Group, a Nevada corporation (the “Company”), and the Investor.

2.           The Company has authorized the sale and issuance to certain investors of up to an aggregate of 2,222,222 shares (each a “Share,” collectively the “Shares”) of its common stock, par value $0.001 per share (the “Common Stock”) for a purchase price of $9.00 per Share (the “Purchase Price”).  The Shares are sometimes referred to herein as the “Securities.”

3.           The offering and sale of the Securities (the “Offering”) are being made pursuant to (1) an effective Registration Statement on Form S-3 (including the Prospectus contained therein (the “Base Prospectus”), the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”), (2) if applicable, certain “free writing prospectuses” (as that term is defined in Rule 405 under the Securities Act of 1933, as amended (the “Act”)), that have or will be filed with the Commission and delivered to the Investor on or prior to the date hereof and (3) a Prospectus Supplement (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”) containing certain supplemental information regarding the Shares and terms of the offering that will be filed with the Commission and delivered to the Investor (or made available to the Investor by the filing by the Company of an electronic version thereof with the Commission).

4.           The Company and the Investor agree that the Investor will purchase from the Company and the Company will issue and sell to the Investor the number of Shares set forth below for the aggregate purchase price set forth below.  The Shares shall be purchased pursuant to the Terms and Conditions for Purchase of Shares attached hereto as Annex I and incorporated herein by this reference as if fully set forth herein.  The Investor acknowledges that the Offering is not being underwritten by the placement agent (the “Placement Agent”) named in the Prospectus Supplement and that there is no minimum offering amount.

5.           The manner of settlement of the Shares purchased by the Investor shall be as follows:

Delivery versus payment (“DVP”) through DTC (i.e., the Company’s Transfer Agent shall deliver Shares to Investor’s account(s) as designated on Annex II attached hereto versus the aggregate purchase price(s) set forth below) at the Closing.

6.           [RESERVED]

7.           The Investor represents that it (a) is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in shares presenting an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company and investments in comparable companies, (b) has answered all questions on the Investor Questionnaire for use in preparation of the Prospectus Supplement and the answers thereto are true and correct as of the date hereof and will be true and correct as of the Closing Date and (c) in connection with its decision to purchase the number of Shares set forth on Annex I, has received and is relying solely upon (i) the Disclosure Package and the documents incorporated by reference therein and (ii) the Offering Information.

8.           The Investor (a) acknowledges that no action has been or will be taken in any jurisdiction outside the United States by the Company or the Placement Agent that would permit an offering of the Shares, or possession or distribution of offering materials in connection with the issue of the Shares in any jurisdiction outside the United States where action for that purpose is required, (b) represents that if the Investor is outside the United States, it will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers securities or has in its possession or distributes any offering material, in all cases at its own expense and (c) acknowledges that the Placement Agent is not authorized to make and has not made any representation, disclosure or use of any information in connection with the issue, placement, purchase and sale of the Shares, except as set forth or incorporated by reference in the Base Prospectus or the Prospectus Supplement.

9.           The Investor represents that (a) the Investor is acting for and on behalf of its clients pursuant to valid and effective powers of attorney, (b) the Investor has full right, power, authority and capacity to enter into this Agreement on behalf of its clients and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (c) this Agreement constitutes a valid and binding obligation enforceable against the Investor’s clients in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as to the enforceability of any rights to indemnification or contribution that may be violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation).

10.           The Investor acknowledges that nothing in this Agreement, the Prospectus or any other materials presented to the Investor in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice.  The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Shares.

11.           The Investor represents that since the date on which the Placement Agent first contacted such Investor about the Offering, Investor has not engaged in any purchases or sales of the securities of the Company (including, without limitation, any Short Sales (as defined below) involving the Company’s securities).  The Investor covenants that it will not engage in any purchases or sales of the securities of the Company (including Short Sales) prior to the time that the transactions contemplated by this Agreement are publicly disclosed.  The Investor agrees that it will not use any of the Shares acquired pursuant to this Agreement to cover any short position in the Common Stock if doing so would be in violation of applicable securities laws.  For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sales contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

12.           The Investor represents that, except as set forth below, (a) it has had no position, office or other material relationship within the past three years with the Company or persons known to it to be affiliates of the Company, (b) it is not a FINRAmember or an Associated Person (as such term is defined under the FINRA Membership and Registration Rules Section 1011) as of the Closing, and (c) neither the Investor nor any group of Investors (as identified in a public filing made with the Commission) of which the Investor is a part in connection with the Offering of the Shares, acquired, or obtained the right to acquire, 20% or more of the Common Stock (or securities convertible into or exercisable for Common Stock) or the voting power of the Company on a post-transaction basis.  Exceptions:

None

(If no exceptions, write “none.” If left blank, response will be deemed to be “none.”)

13.           The Investor represents that it has received (or otherwise had made available to it by the filing by the Company of an electronic version thereof with the Commission) the Base Prospectus, the documents incorporated by reference therein and any free writing prospectus (collectively, the “General Disclosure Package”), prior to or in connection with the receipt of this Agreement.  The Investor acknowledges that, prior to the delivery of this Agreement to the Company, the Investor will receive certain additional information regarding the Offering, including pricing information (the “Offering Information”). Such information may be provided to the Investor by any means permitted under the Act, including in the Prospectus Supplement, a free writing prospectus or oral communications.

14.           The Investor represents that neither the Investor nor any person acting on behalf of, or pursuant to any understanding with or based upon any information received from, the Investor has, directly or indirectly, as of the date of this Subscription Agreement, violated its obligations of confidentiality with respect to the Offering since the time that the Investor was first contacted by the Company or its agents with respect to the transactions contemplated hereby.

15.           The Company represents and warrants to the Investor, that (i) the Company has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and (ii) this Agreement constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as to the enforceability of any rights to indemnification or contribution that may be violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation).

16.           The Company covenants that it will not, for a period of sixty (60) days from the date hereof (the “Lock-Up Period”) without the prior written consent of Brean Murray, Carret & Co., LLC (“BMC” or “Placement Agent”), as placement agent, directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, other than the Company’s sale of the Shares hereunder and the issuance of restricted Common Stock or options to acquire Common Stock pursuant to the Company’s employee benefit plans, qualified stock option plans or other employee compensation plans as such plans are in existence on the date hereof and described in the Prospectus and the issuance of Common Stock pursuant to the valid exercises of options, warrants or rights outstanding on the date hereof.  The Company will cause Ms. Jiangping Jiang, the Company’s Chief Executive Officer, to furnish to BMC, on or prior to the date hereof, a letter pursuant to which she shall agree, among other things, not to directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, or announce the intention to otherwise dispose of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, not to engage in any swap, hedge or similar agreement or arrangement that transfers, in whole or in part, directly or indirectly, the economic risk of ownership of Common Stock or any such securities and not to engage in any short selling of any Common Stock or any such securities, during the Lock-Up Period, without the prior written consent of BMC.  The Company also agrees that during such period, other than for the sale of the Shares hereunder, the Company will not file any registration statement, preliminary prospectus or prospectus, or any amendment or supplement thereto, under the Securities Act for any such transaction or which registers, or offers for sale, Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, except for a registration statement on Form S-8 relating to employee benefit plans.

17.           All covenants, agreements, representations and warranties made by the Company and the Investor herein will survive the execution of this Agreement, the delivery to the Investor of the Shares being purchased and the payment therefor.

18.           No offer by the Investor to buy Shares will be accepted and no part of the Purchase Price will be delivered to the Company until the Investor has received the Offering Information and the Company has accepted such offer by countersigning a copy of this Agreement, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time prior to the Company (or BMC on behalf of the Company) sending (orally, in writing or by electronic mail) notice of its acceptance of such offer.  An indication of interest will involve no obligation or commitment of any kind until the Investor has been delivered the Offering Information and this Agreement is accepted and countersigned by or on behalf of the Company.

19.           The Company acknowledges that the only material, non-public information relating to the Company or its subsidiaries that the Company, its employees or agents has provided to the Investor in connection with the Offering prior to the date hereof is the existence of the Offering and that neither the Company nor any other person acting on its behalf has provided the Investor or any other investor or its respective agents or counsel with any information that the Company believes constitutes or might constitute material, non-public information which is not otherwise disclosed in the Press Release.

20.           In the event the Lock-Up Period is waived by BMC pursuant to Section 16 hereof, the Company agrees that it will not issue or sell any Common Stock or other equity or equity-linked securities (other than under existing equity incentive plans or as a result of the exercise, exchange or conversion of outstanding Company securities that are exercisable or exchangeable for, or convertible into Common Stock) for sixty calendar days from the date of this Subscription Agreement at less than the per share Purchase Price or equivalent.

21.           The Company and the Investor agree that the Company shall, (i) prior to the opening of the financial markets in New York City on the business day immediately after the date hereof issue a press release announcing the Offering and disclosing all material information regarding the Offering (the “Press Release”) and (ii) within the timeframe required, file a current report on Form 8-K with the Securities and Exchange Commission including, but not limited to, a form of this Agreement as an exhibit thereto (the “8-K”).  From and after the issuance of the Press Release and the 8-K, the Company shall have publicly disclosed all material, non-public information delivered to the Investor by the Company, if any, or any of its officers or directors in connection with the transactions contemplated hereby.  The Company shall not identify any Investor by name in any press release or public filing, or otherwise publicly disclose any Investor’s name, without such Investor’s prior written consent, unless required by law or the rules and regulations of a national securities exchange, provided, however, that promptly after becoming aware of any request or requirement to so disclose (a “Disclosure Requirement”), and in any event prior to any such disclosure, the Company will provide such Investor with notice of such request or requirement so that such Investor may at its election seek a protective order or other appropriate remedy and the Company will fully cooperate with such Investor’s efforts to obtain the same; provided, further, however, if, absent the entry of such a protective order or other remedy, the Company is compelled by applicable law, rule or regulation or a court order, subpoena, similar judicial process, regulatory agency or stock exchange rule to disclose such Investor’s name, the Company may disclose only that portion of such information that the Company is so compelled to disclose and will use its reasonable best efforts to obtain assurance that confidential treatment will be accorded to that portion of such information that is being disclosed.  As of the date hereof, the Company is not aware of any Disclosure Requirement

22.           This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor. This Agreement will be governed by the internal laws of the State of New York, without giving effect to the principles of conflicts of law. This Subscription Agreement may be executed in one or more counterparts, each of which will constitute an original, but all of which, when taken together, will constitute but one instrument, and signatures may be delivered by facsimile or by e-mail delivery of a “.pdf” format data file.

[Signature page follows]

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Dated as of: December 10, 2009

INVESTOR By: __________________________ Name: __________________________ Title: __________________________
Agreed and Accepted
this 10th day of December, 2009:

UNIVERSAL TRAVEL GROUP
________________________________
By: __________________________ Name: __________________________ Title: __________________________

Address for Notice of Purchaser:

Address for Delivery of Securities
for Purchaser (if different):

Email Address of Purchaser

Fax Number of Purchaser:

Subscription Amount: $

Shares:

EIN Number:

[PURCHASER SIGNATURE PAGE TO
UNIVERSAL TRAVEL GROUP SUBSCRIPTION AGREEMENT]

ANNEX I

TERMS AND CONDITIONS FOR PURCHASE OF SHARES
OF
UNIVERSAL TRAVEL GROUP

1.           Authorization and Sale of the Shares.  Subject to the terms and conditions of this Agreement, the Company has authorized the sale of the Shares.

2.           Agreement to Sell and Purchase the Shares; Placement Agent.

2.1           At the Closing (as defined in Section 3.1), the Company will sell to the Investor, and the Investor will purchase from the Company, upon the terms and conditions set forth herein, the number of Shares at the purchase price set forth on the signature page of this Agreement.

2.2           The Company proposes to enter into substantially this same form of Subscription Agreement with certain other investors (the “Other Investors”) and expects to complete sales of Shares to them.  The Investor and the Other Investors are hereinafter sometimes collectively referred to as the “Investors,” and this Agreement and the Subscription Agreements executed by the Other Investors are hereinafter sometimes collectively referred to as the “Agreements.”

2.3           The Investor acknowledges that the Company has agreed to pay Brean Murray, Carret & Co., LLC (“BMC” or the “Placement Agent”) a fee in respect of the sale of Shares to the Investor.

2.4           The Company has entered into a Placement Agent Agreement, dated December 10, 2009 (the “Placement Agreement”), with the Placement Agent that contains certain representations, warranties, covenants and agreements of the Company that may be relied upon by the Investor, which shall be a third party beneficiary thereof.

3.          Closings and Delivery of the Shares and Funds.

3.1           The completion of the purchase and sale of the Shares (the “Closing”) shall occur via delivery versus payment through DTC at a time (the “Closing Date”) to be specified by the Company and the Placement Agent, and of which the Investors will be notified in advance by the Placement Agent, in accordance with Rule 15c6-1 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  At the Closing, the Company shall cause the Transfer Agent to deliver to the Investor the number of Shares set forth above as instructed on Annex II to the Investor’s Subscription Agreement versus the aggregate purchase price for the Shares being purchased by the Investor.

3.2           The Company’s obligation to issue and sell the Shares to the Investor shall be subject to: (a) the receipt by the Company of the purchase price for the Shares being purchased hereunder as set forth above and (b) the accuracy of the representations and warranties made by the Investor and the fulfillment of those undertakings of the Investor to be fulfilled prior to the Closing Date.

3.3           The Investor’s obligation to purchase the Shares will be subject to the satisfaction (or waiver by the Investor) of the following: (i) the delivery by the Company of the Shares in accordance with the provisions of this Agreement, (ii) the accuracy of the representations and warranties made by the Company and the fulfillment of those undertakings of the Company to be fulfilled prior to the Closing Date, including without limitation, those contained in the Placement Agreement, (iii) the satisfaction of the conditions to the closing set forth in the Placement Agreement.  The Investor’s obligations are expressly not conditioned on the purchase by any or all of the Other Investors of the Shares that they have agreed to purchase from the Company; provided, however, that the right of the Investor to waive any of such condition to closing shall be conditioned upon a duly authorized, executed and delivered and legally binding and unconditional written commitment of the Investor, in form and substance reasonably acceptable to the Placement Agent, (a) not to assert or pursue any claim or seek any remedy against the Placement Agent related or in connection with the failure by the Company to perform any such condition waived by the Investor and (b) to hold harmless and indemnify the Placement Agent against any loss, expense (including without limitation the reasonable fees and expenses of its counsel), damages or other obligation incurred as a result of the assertion or pursuit by the Investor of any claim or the seeking by the Investor of any remedy in violation of clause (a) of this Section 3.3.

3.4           [Intentionally Omitted]

3.5           No later than one (1) business day after the execution of this Agreement by the Investor and the Company, the Investor shall notify BMC of the account or accounts to be credited with the Shares being purchased by such Investor.  On the Closing Date, the Company shall deliver the Shares to the Investor versus payment for the Shares through DTC directly to the account or accounts identified by Investor on Annex II to the Subscription Agreement.

4.          Notices.  All notices, requests, consents and other communications hereunder will be in writing, will be mailed (a) if within the domestic United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile or (b) if delivered from outside the United States, by International Federal Express or facsimile, and will be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed and (iv) if delivered by facsimile, upon electric confirmation of receipt and will be delivered and addressed as follows:

if to the Company, to:

Universal Travel Group
5th Floor, South Block, Building 11,
Shenzhen Software Park,
Zhongke 2nd Road,
Nanshan District, Shenzhen,
China, 518000
Attention: Chief Financial Officer

with copies to:

Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, NY 10006
Attention: Gregory Sichenzia, Esq. & Benjamin Tan, Esq.

if to the Investor, to the address on the signature page hereto, or at such other address or addresses as may have been furnished to the Company in writing.

5.          Changes.  This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

6.          Headings.  The headings of the various sections of this Agreement have been inserted for convenience of reference only and will not be deemed to be part of this Agreement.

7.          Severability.  In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

8.          Governing Law.  This Agreement will be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law that would require the application of the laws of any other jurisdiction.

9.        Counterparts.  This Agreement may be executed in two or more counterparts, each of which will constitute an original, but all of which, when taken together, will constitute but one instrument, and will become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.  The Company and the Investor acknowledge and agree that the Company shall deliver its counterpart to the Investor along with the Prospectus Supplement (or the filing by the Company of an electronic version thereof with the Commission).

10.        Confirmation of Sale.  The Investor acknowledges and agrees that such Investor’s receipt of the Company’s counterpart to this Agreement, together with the Prospectus Supplement (or the filing by the Company of an electronic version thereof with the Commission), shall constitute written confirmation of the Company’s sale of Shares to such Investor.

11.        Termination.  In the event that the Placement Agent Agreement is terminated by the Placement Agent pursuant to the terms thereof, this Agreement shall terminate without any further action on the part of the parties hereto.

ANNEX II

DELIVERY INSTRUCTIONS FOR PURCHASE OF SHARES
OF
UNIVERSAL TRAVEL GROUP